PROMISSORY NOTE



$450,000                                                   Orlando, Florida
                                                           November 12, 1999

         FOR VALUE RECEIVED, Franz S. Hanning, individually, and Kelly M. Hanning, individually (together, the "Co-Makers," and each, a "Co-Maker"), having a residence at 2137 Lake Vilma Drive, Orlando, Florida 32835, or at such other address as the Co-Makers may designate in writing, jointly and severally promise to pay, without setoff, deduction or reduction, to the order of Fairfield Communities, Inc. (the "Holder") at 8669 Commodity Circle, Suite 200, Orlando, Florida 32819, or at such other place as the Holder may designate in writing, the principal sum of Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00), the receipt of which by the Co-Makers is hereby acknowledged, plus interest on the unpaid principal balance thereof from time to time outstanding at the rate of zero percent (0%) per annum from the date of this Note until paid, or such higher rate specified below in the event of default or failure to pay this Note at maturity, in lawful money of the United States of America, as hereinafter provided.

                                REQUIRED PAYMENTS

         Co-Makers shall repay the principal and interest, if any, as follows, without limitation to other payments required hereunder:

        (1) simultaneously with the completion of the sale of the Co-Makers' current residence situated at 2137 Lake Vilma Drive, Orlando, Florida 32835, the Co-Makers shall make a payment that is equal to seventy-five percent (75%) of the difference between (a) such residence's sale price and (b) the sum of (i) the amount necessary to pay off the closing date balances of any mortgage(s) existing as of October 1, 1999 on such residence and
                (ii) real estate commissions and other closing costs (excluding the mortgage payments described in clause (i) above) paid to unrelated third parties by either of the Co-Makers in connection with the sale of such residence, in the amount and of the type normally borne by the seller of a house in the Orlando, Florida area;

        (2) as and when payable to Co-Maker Franz S. Hanning at or following the effective date of Co-Maker Franz S. Hanning's termination of employment with the Holder, regardless of whether such termination is due to resignation by Franz S. Hanning, termination of Franz S. Hanning's employment by the Holder for cause or without cause, death or for any other reason whatsoever (and regardless of whether or not such termination is deemed to have been proper under Co-Maker Franz S. Hanning's Employment Agreement with the Holder described below or alleged to be wrongful), the Co-Makers shall make a payment (and the Holder shall have the right to offset an amount) that is equal to one-hundred percent (100%) of any bonus or incentive compensation (net of income taxes, at the applicable statutory rate (currently 28% for federal income taxes)) that is owed to Co-Maker Franz S. Hanning as of the effective date of termination; and

        (3) not later than the later of (a) three business days following the date all of the shares are sold underlying in each instance an exercise of any part or all of Franz S. Hanning's stock options or stock warrants or (b) such time as the Holder delivers the stock certificate representing such underlying shares of stock to the Co-Makers' securities broker against receipt of payment, the Co-Makers shall pay (or cause their broker to pay, pursuant to the terms of the Letter Agreement described below) to the Holder an amount equal to one-hundred percent (100%) of the net proceeds or gain (net of (i) income taxes, at the applicable statutory rate (currently 28% for federal income taxes), (ii) normal broker commissions and expenses associated with the sale of the stock,
               (iii) payment of the exercise price and (iv) margin loan interest payable to the broker solely to fund payment to the Holder of the exercise price) of such sale or exercise.

                              MATURITY AND DUE DATE

         Notwithstanding anything to the contrary in this Note, the entire unpaid principal and interest, if any, hereunder, as well as any fees or costs chargeable to Co-Makers hereunder, shall be immediately due and payable upon the earliest of (the "Due Date"): (1) April 1, 2003; or (2) the occurrence of an event of default as provided below; or (3) the first to occur of any of the accelerated maturity dates provided below:

         (a)   365 days following the death of Co-Maker Franz S. Hanning;

         (b) six months following the date Co-Maker Franz S. Hanning's employment with the Holder is terminated by the Holder by reason of "Disability," as defined and provided for in the Employment Agreement, dated October 23, 1998, between Co-Maker Franz S. Hanning and the Holder, as amended or replaced from time to time (the "Employment Agreement");

         (c) immediately upon the termination of Co-Maker Franz S. Hanning's employment with the Holder (i) as the result of resignation (other than resignation for "Constructive Discharge") or (ii) for "Cause," as defined and provided for in the Employment Agreement;

         (d) 365 days following the termination of Co-Maker Franz S. Hanning's employment with the Holder (i) by Franz S. Hanning as the result of resignation for "Constructive Discharge" or (ii) by the Holder without "Cause," as defined and provided for in the Employment Agreement; or

         (e) immediately upon the Co-Makers' sale or transfer of the residence situated at 6001 Greatwater Dr., Windermere, Florida 34786.

                                    INTEREST

         Any interest on the unpaid balance of this Note shall be calculated on the basis of the actual number of days elapsed in a 365 or 366 day year, as the case may be.

                        DEFAULT, ACCELERATION AND SETOFF

         Any one of the following shall constitute an event of default under the terms of this Note and, upon the occurrence of any such event of default, the entire unpaid principal amount of this

Note shall become immediately due and payable (without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived) and the Holder shall thereupon be entitled to exercise all of the Holder's remedies hereunder and under the Security Agreement described below:

       (1) the Co-Makers' default under any mortgage on the residence situated at 6001 Greatwater Dr., Orlando, Florida 34786, which
               entitles  the  mortgage   holder  to  commence   foreclosure   or
               collection proceedings;

       (2) the insolvency or inability to pay debts as they mature of either of the Co-Makers, or the application for the appointment of a receiver for either of the Co-Makers, or the filing of a petition under any provision of the Bankruptcy Code or other insolvency law, statute or proceeding by or against either of the Co-Makers or any assignment for the benefit of creditors by or against either of the Co-Makers;

       (3) the entry of a judgment against either of the Co-Makers in the amount of $50,000 or more (excluding any judgment that is manifestly fully payable by insurance confirmed in writing by a financially solvent, reputable third party insurer (which has neither reserved rights to dispute coverage nor denied coverage) to provide coverage) or the issuance or service of any attachment, levy or garnishment against either of the Co-Makers or the property of either of the Co-Makers, or the repossession or seizure of property of either of the Co-Makers;

       (4) the notice of either of the Co-Makers given to the Holder purporting to terminate such party's obligations under or with respect to this Note;

       (5) the sale or transfer by either of the Co-Makers of all or substantially all of such party's assets;

       (6) either of the Co-Makers commits fraud or makes a material misrepresentation at any time in connection with this Note;

       (7) either of the Co-Makers fails to make a timely payment as provided in this Note; or

       (8) either of the Co-Makers breaches any provision of or obligation arising under or in connection with (a) this Note, (b) the Security Agreement, of even date herewith, between the Co-Makers and the Holder, as amended or replaced from time to time, (c) the Letter Agreement, in the form attached to the Security Agreement, to be entered into by and between the Co-Makers, the Holder and Co-Maker Franz S. Hanning's stock broker in connection with the exercise of any stock options or stock warrants and sale of the underlying stock, or (d) the Employment Agreement.

         From and following the Due Date, the Holder shall be entitled to interest on the unpaid balance at twelve percent (12%) per annum from the Due Date until paid in full. To the extent permitted by law, from and following the Due Date, the Holder will have the right, in addition to all other remedies permitted by law, to setoff and deduct the amount due under this Note or the Security Agreement or Letter Agreement herein described against any and all amounts due to either of the Co-Makers from the Holder of any nature whatsoever on deposit with, held by, owned by or in the possession of the Holder or any of its affiliates to the credit of or for the account of either of the Co-Makers, without notice to or consent by either of the Co-Makers. The Holder's right of setoff and deduction shall extend and apply to any and all unpaid salary, wages, bonus, incentive compensation or benefits (to the extent permitted by law) and any and all outstanding stock options and stock warrants relating to the Holder's stock that the Holder has granted or in the future grants to Co-Maker Franz S. Hanning, and the right of setoff and deduction shall permit the Holder, at its election, to sell, exercise, rescind, cancel, revoke or otherwise proceed against such stock options and stock warrants, the underlying shares and any proceeds therefrom to the extent necessary to recover the unpaid balance of this Note, including any costs and charges payable by either of the Co-Makers to the Holder in connection herewith and any accrued interest, and Franz S. Hanning hereby grants unto the Holder and its officers and agents his power of attorney to sign any and all documents necessary or deemed desirable to effect any alternative or combination of alternatives in connection with the foregoing, which power of attorney shall be deemed to be coupled with an interest and be irrevocable, all without liability to Franz S. Hanning for any and all actions reasonably taken in connection therewith. The foregoing power of attorney shall expire upon full payment of the principal balance hereof, any interest and any costs and charges payable by the Co-Makers to the Holder in connection herewith. The remedies provided in this Note and any other agreement(s) between the Holder and the Co-Makers are cumulative and not exclusive of any other remedies provided by law. Any indulgence granted by the Holder from time to time shall in no event be considered as a waiver of the Holder's rights hereunder or estop the Holder from exercising any such rights thereafter.

         All payments hereunder shall be applied first toward costs and charges payable by Co-Makers to the Holder in connection herewith, secondly toward the payment of interest, if any, and thirdly toward the payment of the principal balance hereof.

         This Note may be prepaid in whole or in part without penalty.

         Should it become necessary to collect the indebtedness evidenced by this Note through an attorney, by legal proceedings or otherwise, each Co-Maker shall be jointly and severally liable to the Holder for all costs of collection where the Holder pursues its rights hereunder, including, without limitation, attorneys' and paralegals' fees for legal services rendered in connection therewith, including, without limitation, fees and costs incurred in litigation and in administrative and bankruptcy proceedings and appeals therefrom, and the Co-Makers shall pay such sums to the Holder upon demand.

         It is the intent of all parties to this transaction to abide by any and all interest limitations of any applicable usury law and it is expressly agreed that the Holder shall not be allowed or entitled to collect any interest (or any sum which is considered interest by law) which is in excess of any legal rate applicable hereto. Should any amount be collected hereunder which would cause the interest to exceed said lawful rate, such part of said amount in excess of the lawful rate shall automatically be credited to principal, or, if all principal amounts have been paid, shall be refunded to the Co-Makers.

         It is the intent of all parties to this transaction that the transaction and this Note and its terms and conditions may be disclosed to third parties, including, without limitation, the shareholders of the Holder, governmental entities (such as the Securities and Exchange Commission and Internal Revenue Service) and the general public.

         This Note, for all purposes, shall be governed by and construed in accordance with the laws of the State of Florida.

         Co-Makers hereby waive presentment, demand, protest, notice of dishonor and any other notice of any kind in connection with this Note.

         This Note shall bind Co-Makers and their successors and assigns, and shall inure to the benefit of the Holder, its successors and assigns.

         Any tax on this Note pursuant to Florida Statutes, Chapter 201, has been or will be paid on the Security Agreement.

         NEITHER THE HOLDER, CO-MAKERS OR OTHER PERSON OR ENTITY LIABLE FOR THE INDEBTEDNESS EVIDENCED HEREBY, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE HOLDER, CO-MAKERS OR ANY SUCH OTHER PERSON OR ENTITY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS NOTE, ANY RELATED INSTRUMENT OR AGREEMENT, ANY COLLATERAL FOR THE PAYMENT HEREOF OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ENTITIES, OR ANY OF THEM. NEITHER THE HOLDER, CO-MAKERS OR ANY SUCH OTHER PERSON OR ENTITY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         IN WITNESS WHEREOF, the Co-Makers have caused this Note to be executed and delivered on the date first above written.

                                             CO-MAKER:

ATTEST:

/s/  Sandra Romero                                /s/  Franz S. Hanning
------------------------------                    -----------------------
  Sandra Romero                                        Franz S. Hanning
------------------------------


                                              CO-MAKER:

ATTEST:
  /s/  Abigail Thomason                           /s/  Kelly M. Hanning
------------------------------                    -----------------------
  Abigail Thomason                                     Kelly M. Hanning
------------------------------

                                 ACKNOWLEDGEMENT

STATE OF FLORIDA
COUNTY OF ORANGE

     The foregoing instrument was acknowledged before me this 12th day of November, 1999 by Franz S. Hanning. Franz S. Hanning is personally known to me or has produced sufficient identification.



My commission Expires:                        /s/  Serina Sherman
                                             --------------------------------
                                                    Notary Public
         (SEAL)
                                              /s/ Serina Sherman
                                             ----------------------------------
                                                     (Printed Name)



                                 ACKNOWLEDGEMENT

STATE OF FLORIDA
COUNTY OF ORANGE

     The foregoing instrument was acknowledged before me this 12th day of November, 1999 by Kelly M. Hanning. Kelly M. Hanning is personally known to me or has produced sufficient identification.


My commission Expires:                        /s/  Serina Sherman
                                             ---------------------------------
                                                  Notary Public
         (SEAL)
                                              /s/ Serina Sherman
                                            ----------------------------------
                                                   (Printed Name)

                               SECURITY AGREEMENT

         This SECURITY AGREEMENT (the "Agreement") is effective and entered into this 12th day of November, 1999, among FRANZ S. HANNING, an individual ("Franz Hanning"), KELLY M. HANNING, an individual ("Kelly Hanning"), and FAIRFIELD COMMUNITIES, INC., a Delaware corporation ("Secured Party").

                                   WITNESSETH:

         WHEREAS, Franz Hanning and Kelly Hanning (the "Debtors") have requested a loan from the Secured Party in the amount of $450,000 for the purpose of paying off a portion of the construction loan associated with the building of a residence located at 6001Greatwater Dr., Windermere, Florida 34786 (the "Loan");

         WHEREAS, the Debtors (as Co-Makers) have executed a Promissory Note of even date herewith (the "Promissory Note");

         WHEREAS, one of the primary sources of fund for the repayment of the Promissory Note is anticipated to be funds generated from the exercise of certain stock options and stock warrants previously granted and which may be granted in the future by the Secured Party to Franz Hanning for the purchase of shares of the Secured Party and the sale of the underlying shares (the "Options");

         WHEREAS, the Debtors wish to grant a security interest in and to pledge the Options, the shares of the Secured Party related to the Options, and any and all proceeds from the exercise of the Options or the sale of such underlying shares and, in certain instances, a portion of the net equity payable upon sale of the Debtors' current residence located at 2137 Lake Vilma Drive, Orlando, Florida 32835, and unpaid salary, wages, bonus, incentive compensation and benefits owed by the Secured Party to the Debtors (the "Collateral"); and

         WHEREAS, the Secured Party is willing to make the Loan upon the terms and subject to the conditions set forth herein and in the Promissory Note;

         NOW, THEREFORE, in consideration of the above premises and the agreements, covenants and conditions set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.        GRANT OF SECURITY  INTEREST.  As collateral  security for the full and
          ---------------------------
          prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, all the Obligations (as defined herein), and to induce the Secured Party to make the Loan, the Debtors hereby assign, convey, mortgage, pledge, hypothecate and transfer to the Secured Party, and hereby grant to the Secured Party, a first priority security interest in, all of the Debtors' right, title and interest in, to and under the Collateral, and to the extent not otherwise included, all proceeds of and from the Collateral. For purposes of this Agreement, the term "Obligations" shall mean the outstanding indebtedness under the Promissory Note, and all other advances, debts, liabilities, obligations, covenants and duties owing by the Debtors to the Secured Party, of every type and description, present or future, whether or not evidenced by any separate note, guaranty or other instrument, arising under the Promissory Note, this Agreement or the Letter Agreement (as defined herein), whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligation" includes, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees and any other sum chargeable to the Debtors under the Promissory Note, this Agreement or the Letter Agreement. For purposes of this Agreement, the term "Collateral" shall extend to all of the Options, including those Options that are now vested or that may in the future become vested, and including those Options already granted to or acquired by Franz Hanning and those hereafter granted to or acquired by Franz Hanning. The term "Collateral" shall also include all rights and property of every kind at any time in the possession or control of the Secured Party, or any of its agents, or in transit to it by mail or carrier, belonging to, for the account of, or subject to the order of the Debtors.

2.       FINANCING  STATEMENTS.  The Debtors  will execute from time to time any
         ---------------------
         financing statements or other documents and do other acts considered by the Secured Party (in its sole and absolute discretion) to be appropriate to perfect or protect the security interest created herein. The Debtors agree to pay all costs and expenses related to the preparation and filing of any financing statements, continuation statements or other documents related to the protection of the security interest created herein.

3.       DEBTORS' DUTIES WITH RESPECT TO THE COLLATERAL.
         ----------------------------------------------

        (a)    Until  all  of  the  Debtors'   obligations   arising  under  the
               Promissory Note have been performed or otherwise satisfied:

              (i) the Debtors will not exercise any of the Options except pursuant to the terms hereof and the Letter Agreement or dispose of, sell or transfer the Collateral without the prior written consent of the Secured Party;

              (ii) the Debtors will not permit any lien or security interest other than that created hereby to attach to the Collateral nor permit the Collateral to be levied upon, attached or seized; and

              (iii) the Debtors  will defend the  Collateral  against the claims and demands of all persons except the Secured Party.

         (b) It shall be a condition precedent for the Secured Party to honor any exercise or purported exercise of the Options that the Debtors, the Secured Party and a broker nominated by the Debtors and reasonably acceptable to the Secured Party (the "Broker") shall have executed and delivered the Letter Agreement, in substantially the form attached to this Agreement as Exhibit A. The Debtors agree to comply with provisions of the Letter Agreement and to use their best efforts to cause the Broker to comply with the Letter Agreement.

4.       LIABILITY FOR TAXES. In the event that any tax under Florida  Statutes,
         -------------------
         Chapter 201, is payable by any of the parties hereto in connection with the Loan, the Promissory Note, this Agreement or the Letter Agreement, including any documentary stamp tax, the Secured Party shall pay any such tax, and the Debtors shall reimburse the Secured Party within five
         (5) days of delivery to the Debtors of a receipt or other document evidencing payment of such tax.

5.       DEFAULT. The failure of either of the Debtors to perform or comply with
         -------
         any of their respective obligations arising under this Agreement, the Promissory Note or the Letter Agreement shall be considered an event of default (an "Event of Default"). Upon an Event of Default, the Secured Party shall be entitled to exercise any or all of its rights arising under this Agreement, the Promissory Note, the Letter Agreement and applicable law, including, without limitation, the right to accelerate the maturity date under the Promissory Note, the right to assemble the Collateral, and the right pursue all remedies provided by Florida's Uniform Commercial Code.

6.       APPLICATION OF PROCEEDS OF SALE OF COLLATERAL.  The Debtors acknowledge
         ---------------------------------------------
         and agree that the proceeds of any sale of the Collateral shall be applied first to the payment of any federal, state and local income taxes and payroll taxes (including FICA and FHI taxes) that may be due or required to be withheld and then to the unpaid balance under the Promissory Note in accordance with the terms of the Promissory Note.

7.       INCORPORATION AND PRIORITY OF RELATED  AGREEMENTS.  The Promissory Note
         -------------------------------------------------
         and the Letter Agreement are incorporated herein by reference. In the event of any conflict between or among the Promissory Note, this Agreement, and the Letter Agreement, the order of priority shall be the Promissory Note, this Agreement and finally the Letter Agreement.

8.       ATTORNEY'S  FEES AND COSTS.  In the event of any action by any party in
         --------------------------
         any way connected with the enforcement of this Agreement or the enforcement of the party's rights under this Agreement, the Promissory Note and the Letter Agreement, the prevailing party shall be entitled to its costs incurred in prosecuting such action and to such reasonable sum as the court may establish in said action for attorneys' and paralegals' fees for legal services rendered in connection therewith, including, without limitation, fees and costs incurred in litigation and in administrative and bankruptcy proceedings and appeals therefrom, and shall pay such sums to the Secured Party upon demand.

9.       PARTIES BOUND.  This Agreement  shall be binding upon and inure to the
         -------------
         benefit of the parties hereto and their permitted assigns and successors.

10.      GOVERNING  LAW. This  Agreement  shall be governed by, and construed in
         --------------
         accordance with, the internal laws of the State of Florida, without giving effect to the principles of conflict of laws thereof. Venue for any action to enforce the provisions of this letter of understanding shall be properly laid in any federal court in the State of Florida. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

11.      NOTICE.  Notice required or permitted to be given pursuant to the terms
         ------
         of this Agreement shall be deemed given five (5) calendar days after deposit into the United States mail, postage prepaid, certified return receipt and addressed as provided below, or upon receipt if delivered by any other method:

                  If to Secured Party: Fairfield Communities, Inc.
                                       8669 Commodity Circle, Suite 200
                                       Orlando, Florida 32819

                           Attn: Robert W. Howeth, Executive Vice President and Chief Financial Officer

           With a copy to: Fairfield Communities, Inc.
                           8669 Commodity Circle, Suite 200
                           Orlando, Florida 32819
                           Attn: General Counsel

           If to Debtors:  Mr. Franz S. Hanning
                           Ms. Kelly M. Hanning
                           2137 Lake Vilma Drive
                           Orlando, Florida 32835

12.      ENTIRE AGREEMENT;  AMENDMENT. Except as expressly provided herein, this
         ----------------------------
         Agreement constitutes the entire agreement between the parties relating to the subject matter contained herein and supersedes any prior oral or written agreements, understandings, representations and warranties, and courses of conduct and dealing between the parties on the subject matter hereof. This Agreement may not be amended, modified or waived by the express or implied conduct of the parties, except by written instrument signed by the parties.

13.      OTHER AGREEMENTS.  This Agreement,  the Promissory Note, and the Letter
         ----------------
         Agreement do not confer upon the Debtors any rights with respect to the continuance of Franz Hanning's employment with the Secured Party or with respect to the grant, vesting and exercise of any options or warrants relating to shares of the Secured Party. Any such rights to continued employment are governed solely by the Employment Agreement. Any such rights to the grant, vesting and exercise of the options or warrants are governed solely by the relevant option and warrant plans and the corresponding option and warrant agreements.

14.      MISCELLANEOUS.   This   Agreement   may  be   executed   in   multiple
         -------------
         counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.
                                           /s/Franz S. Hanning
                                           -----------------------------
                                           Franz S. Hanning, individually

                                           /s/Kelly M. Hanning
                                           -----------------------------
                                           Kelly M. Hanning, individually


                                           FAIRFIELD COMMUNITIES, INC.


                                           By:/s/Marcel J.Dumeny
                                              --------------------------
                                              Marcel J. Dumeny
                                              Executive Vice President